Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of our report dated February 27, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

On Form S-3:		Relating to:
File No.	333-75148	United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan

	333-108131	United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan

	333-141080	United States Steel Corporation Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units

On Form S-8:		Relating to:
File No.	333-76394	United States Steel Corporation 2002 Stock Plan

	333-99257	United States Steel Corporation Savings Fund Plan for Salaried Employees

	333-125221	United States Steel Corporation 2005 Stock Incentive Plan

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

February 27, 2008